Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-3 of our report dated August 9, 2023, relating to the consolidated financial statements of Nuvini S.A. (predecessor of Nvni Group Limited). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU

Auditores Independentes Ltda.

São Paulo, Brazil

January 26, 2026